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                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT
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     EMPLOYMENT AGREEMENT (the "Agreement") entered into as of January 1, 2002, by and between Orthovita, Inc., a Pennsylvania corporation (the "Company"), and Erik M. Erbe, an employee of the Company ("Erbe").

     WHEREAS, the Company wishes to continue to employ Erbe as its Vice President of Research and Development, and both parties desire to extend the July 1, 2000 employment agreement (the "Employment Agreement") upon the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.0 Employment. The Company hereby continues to employ Erbe as its Vice
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President of Research and Development under the terms of the Employment
Agreement. Erbe hereby accepts such employment and agrees to perform his duties and responsibilities, in accordance with terms, conditions and provisions set forth therein with the following changes:

     1.1 Employment Term. The Employment Term shall continue in effect through
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December 31, 2002.

     1.3 Base Salary: Erbe's base salary shall be $176,610.
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     1.4 Incentive Programs: 2002 fiscal year bonus eligibility shall be based
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on 30% of 2002 annual salary subject to the bonus program specifics for 2002.

     1.5 Termination: Section 5.7 of the Employment Agreement shall be amended
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to be as follows:

     "5.7 Termination at December 31, 2002. Notwithstanding Section 5.6, if the
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Employment Term shall not have been terminated prior to December 31, 2001 pursuant to the foregoing provisions of this Section 5 and Erbe and the Company cannot reach a mutually acceptable agreement in respect of the continuation of Erbe's employment after December 31, 2002, and if (i) Erbe voluntarily terminates his employment with the Company at December 31, 2002, and (ii) Erbe executes (and does not revoke) the Release described in Section 5.4(2), the Company shall pay subject to Section 8 to Erbe as severance compensation the amounts described in Section 5.4(2), but with Erbe's Base Salary to continue under Section 5.4(2)(i) for one year after termination of employment. The payments under this Section 5.7 shall be made in lieu of the payments described in Section 5.6, which Erbe agrees to waive. In the event Erbe refuses to execute the Release (or revokes the Release), Erbe shall receive only amounts and benefits to the same extent and at the same time specified in Section 5.6."
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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

ORTHOVITA, INC.


By:  /s/ Erik M. Erbe                     /s/ Bruce A. Peacock
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     Erik M. Erbe, Ph.D.                  Bruce A. Peacock
     Vice President of Research           President and Chief Executive Officer
     and Development